Exhibit 10.1

FIRST AMENDMENT TO RESTATED CITY SAVINGS BANK
DEFERRED DIRECTOR SUPPLMENTAL RETIREMENT PLAN

        This First Amendment to the Restated City Savings Association Deferred Director Supplemental Retirement Plan dated as of January 1, 2004 (the “Plan”) is hereby adopted in accordance with the provisions of Section 4.02 of the Plan as follows:

A.	Freezing of the Plan as of December 31, 2004.

        With respect to all benefits vested and earned as of December 31, 2004, by Directors of City Savings Association (the “Association”) participating in the Plan on that date, those benefits shall be governed by the terms of the Plan in effect on December 31, 2004.

B.	Amendment of the Plan Effective January 1, 2005.

        With respect to all benefits vested or earned on and after January 1, 2005, by Directors of the Association participating in the Plan on and after January 1, 2005, those benefits shall be governed by the terms of the Plan in effect on December 31, 2004, as amended by the following provisions:

1.	Section 1.02 shall be amended to read in its entirety as follows:

Section 1.02. "Association." The term "Association" means City Savings Bank, an Indiana savings association.

2.	A new section 1.04 shall be added to read in its entirety as follows:

Section 1.04. “Change in Control.” The term “Change in Control” shall mean a change in the ownership or effective control of the Association, or in the ownership of a substantial portion of the assets of the Association, as shall be prescribed by regulations adopted by the Internal Revenue Service under Section 409A(a)(2)(v) of the Internal Revenue Code of 1986, as amended (the “Code”) (other than a change of control resulting from a trustee or other fiduciary holding shares of the capital stock of the Association or of City Savings Financial Corporation (the “Holding Company”) under an employee benefit plan maintained by the Holding Company or by the Association).

3.	Section 1.09 shall be amended to read in its entirety as follows:

Section 1.09 “Total Disability.” The term “Total Disability” means any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months and which (1) renders Director unable to engage in any substantial gainful activity or (2) entitles Director to income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Association, as reasonably determined by a duly licensed physician acceptable to the Association.

4.	The last sentence of Section 2.02 shall be stricken in its entirety.

5.	A new Section 2.03 shall be added to read in its entirety as follows:

Section 2.03 Change in Control. If a Change in Control occurs prior to the commencement of the payment of benefits to the Director hereunder, and either Director’s service as a director of the Association terminates in connection with such Change in Control or the Association directs that such payment be made to Director in connection with the Change in Control, Director shall be paid the present value of the benefits to which he is entitled hereunder upon the attainment of age seventy (70) (using 100% as the Director’s Vested Percentage), applying the same actuarial assumptions used in making similar determinations under the Association’s 401(k) plan.

6.	A new Section 2.04 shall be added to read in its entirety as follows:

Section 2.04 Restrictions on Payment to Key Employees. To the extent the Director is a “key employee” (as defined in Section 416(i) of the Code determined without regard to paragraph (5) thereof) of a corporation whose stock is publicly traded on an established securities market or otherwise, within the meaning of Section 409A(a)(2)(B)(i) of the Code, no distribution of benefits may commence before the date which is six months after the Director’s date of separation from service (or, if earlier, the date of the Director’s death).

7.	A new Section 3.00 shall be added to read in its entirety as follows:

Section 3.06. Reference to Controlled Group. With respect to any benefit payable as a result of termination of or separation from employment, termination of or separation from employment shall be determined by reference to the Association and all members of any controlled group (determined under Section 414(b) of the Code) or trades or businesses under common control (determined under Section 414(c) of the Code) that includes the Association.

8.	Section 4.01 shall be amended to read in its entirety as follows:

Section 4.01 Termination. The Association may at any time terminate this Plan. In the event the Plan is terminated, the Director shall be entitled to monthly amounts determined in accordance with Article II as though the Director had ceased being a Director on the date of termination, and based on the Vested Percentage and the rate of Director Fees in effect on the date on which the Plan is terminated, payable only at the times and manner provided in this Plan.

2 IN WITNESS WHEREOF, the parties have caused this First Amendment to Restated City Savings Association Deferred Director Supplemental Retirement Plan to be executed this 25th day of May, 2005.

CITY SAVINGS BANK By: /s/ Thomas F. Swirski —————————————————— Thomas F. Swirski Title: President ——————————————————

Accepted and Consented To:

/s/ George L. Koehm
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George L. Koehm

/s/ James E. Magnuson
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James E. Magnuson

/s/ Dale A. Parkison
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Dale A. Parkison, C.P.A.

/s/ L. Charles Lukmann III
——————————————————
L. Charles Lukmann III

/s/ Richard G. Cook
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Richard G. Cook

/s/ Bruce W. Steinke
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Bruce W. Steinke

/s/ Thomas F. Swirski
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Thomas F. Swirski

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